As  filed  with  the  Securities  and  Exchange  Commission  on July  27  , 2000
================================================================================
                                                 Registration  No.  33-_________
                                                 ===============================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

                                   ----------

                        GREEN MOUNTAIN POWER CORPORATION

             (Exact name of registrant as specified in its charter)

            Vermont                                      03-0127430
    (State of incorporation)                  (IRS Employer Identification No.)

                                  163 Acorn Lane
                            Colchester, Vermont 05446
                    (Address of principal executive offices)

                        GREEN MOUNTAIN POWER CORPORATION
                            2000 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                   ----------
                                Nancy Rowden Brock
        Vice President, Chief Financial Officer, Secretary and Treasurer
                        Green Mountain Power Corporation
                                 163 Acorn Lane
                            Colchester, Vermont 05446
                           Telephone:  (802) 655-8451

                      (Name, address and telephone numbers,
                   including area codes, of agent for service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                   ----------

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  PROPOSED   PROPOSED
                                  MAXIMUM     MAXIMUM
     TITLE             AMOUNT     OFFERING   AGGREGATE   AMOUNT OF
  OF SECURITIES        TO BE       PRICE     OFFERING   REGISTRATION
TO BE REGISTERED     REGISTERED  PER SHARE     PRICE        FEE
-------------------  ----------  ----------  ---------  ------------
Common Stock
Par Value $3.33 1/3     500,000  $  7.8375*  3,918,750     $1,034.55

--------------------------------------------------------------------------------
     *Estimated  pursuant  to  Rule 457(h) solely for the purpose of calculating
the  registration  fee  based on estimated total contributions.       Based upon
the average closing price per share of$7.8375 for the Common Stock on the New York Stock Exchange during the five trading days prior to the filing of this
--------------------------------------------------------------------------------
registration  statement.
------------------------

                                     PART II

Item  3.     Incorporation  of  Documents  by  Reference.

     Green Mountain Power Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ( the "Commission"):

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

3.  The  Company's  Current  Report  on  Form  8-K  dated  April  19,  2000.

     All documents filed by the Company pursuant to Sections (13)(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item  4.     Description  of  Securities.
                    Not  Applicable.

Item  5.     None

                                 LEGAL OPINIONS

     The legality of the shares of Common Stock offered hereby is being passed upon for the Company by Hunton & Williams, New York, New York, special counsel for the Company, and Jeffrey P. Trout, Esq., Senior Attorney of the Company. Hunton & Williams will rely upon the opinion of Jeffrey P. Trout as to matters of Vermont law.

                                     EXPERTS

     The consolidated financial statements and schedules included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999 incorporated by reference in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item  6.     Indemnification  of  Directors  and  Officers.

     The Vermont Business Corporation Act (11A 8.51, 8.52, 8.54, 8.55 and 8.56) provides, in pertinent part, as follows:

          (8.51) (a) Except as provided in subsection (d) of this section, a corporation may indemnify an individual made a party to a preceding because the individual is or was a director against liability incurred in the proceeding if: (1) the director conducted himself or herself in good faith; and (2) the director reasonably believed: (A) in the case of conduct in the director's official capacity with the corporation, that the director's conduct was in its best interests; and (B) in all other cases, that the director's conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

          (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of subdivision (a)(2)(B) of this section.

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d) A corporation may not indemnify a director under this section: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

          (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

          (8.52) Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

          (8.54) A director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines: (1) the director is entitled to mandatory indemnification under section 8.52 or this title, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 8.51 of this title or was adjudged liable as described in Section 8.51(d), but if the director was adjudged so liable the director's indemnification is limited to reasonable expenses incurred.

          (8.55)  (a)  Except as  provided  in  section  8.53 of this  title,  a corporation may not indemnify a director under section 8.51 of this title prior to the final resolution of a proceeding, whether by judgment, order, settlement, conviction, plea, or otherwise, and unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 8.51. (b) The determination required by subsection (a) of this section, in accordance with the terms of section 8.51 of this title, shall be made: (1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if a quorum cannot be obtained under subdivision (1) of this subsection, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceedings; (3) by written opinion of special legal counsel: (A) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2) of this subsection; or (B) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subdivision (b)(3) of this section to select counsel.

          (8.56) Unless a corporation's articles of incorporation limit indemnification of an officer, employee, or agent of the corporation: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under section 8.52 of this title, and is entitled to apply for court-ordered indemnification under section 8.54 of this title, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this subchapter to an officer, employee, or agent of the corporation who is not a director to the same extent as a director.

Section  9 of Article IV of the Company's By-Laws, as amended, reads as follows:

     "Section 9. Indemnification. This Corporation shall indemnify certain persons threatened with or made a party to any action, suit or proceeding, civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of this Corporation or of any corporation which he served as such at the request of this Corporation, against judgments, fines or penalties, and the reasonable cost and expenses, including but not restricted to attorney's fees, actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for gross negligence or misconduct in the performance of duty to the Corporation; provided, however, that as to any matter disposed of by compromise by such person, pursuant to a consent decree or otherwise, no indemnification either for a compromise payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such person, his testator or intestate, as the case may be, appears not to be liable for gross negligence or misconduct in the performance of duty to the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses reasonably incurred by any such person in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by this Corporation in advance of the final determination thereof upon receipt of a written undertaking from such person to repay the amounts so paid by the Corporation if it is ultimately determined that indemnification for such expenses is not required under this section. The foregoing right to indemnity shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the provisions of this paragraph."

     Subject to certain exceptions the directors, all corporate officers and certain employees working in conjunction therewith and the heirs, assigns and estates of such directors, officers and employees of the Corporation are insured to the extent of 100% of the loss, with an overall limit of $25,000,000 because of any claim or claims made against them, including claims arising under the Securities Act of 1933, and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and the Corporation is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Corporation.

Item  7.     Exemption  From  Registration  Claimed.
                    Not  Applicable.

Item  8.     Exhibits.

                                  EXHIBIT INDEX
     Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Securities and Exchange Commission and are incorporated herein by reference.

EXHIBIT
NUMBER
------

*5-a-1   ---   Opinion  of  Hunton  &  Williams  .
*5-a-2   ---   Opinion  of  Jeffrey  P.  Trout,  Esq.
*23-a    ---   Consent  of Hunton & Williams (included in their opinion filed as
               Exhibit  5-a-1).
*23-b    ---   Consent  of  Jeffrey  P.  Trout, Esq. (included in his opinion filed  as  Exhibit  5-a-2).
*23-c    ---   Consent of Arthur Andersen LLP, Independent Public Accountants.
*24-a    ---   Power  of  Attorney  (contained  on  Page  II-7).
*99-a    ---   Certified  copy  of  2000  Stock  Incentive  Plan.

--------------------
*Filed  herewith.

Item  9.     Undertakings.

     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by
Section  10(a)(3)  of  the  Securities  Act  of  1933,  (ii)  to  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses
                                                --------   -------
(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             POWER OF ATTORNEY  24-a
                             -----------------------

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned in her capacity as an Officer, of said Company, does hereby appoint Jeffrey P. Trout Esq., her true and lawful attorney to execute in her name, place and stead, in his capacity as a Senior Attorney of said Company, this Registration Statement and any and all amendments and post-effective amendments thereto and all instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have power to act hereunder and shall have full power of substitution and resubstitution. Said attorney shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary, in any and all capacities, as fully and to all intents and purposes as each of the undersigned might or could do in person, and the undersigned hereby ratifies and approves of the act of said attorney.



                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLCHESTER, AND STATE OF VERMONT ON THE 27TH DAY OF JULY 2000.


                                    GREEN  MOUNTAIN  POWER  CORPORATION
                                    (REGISTRANT)



                                    BY:  /s/  NANCY ROWDEN BROCK
                                       NANCY ROWDEN BROCK, VICE PRESIDENT, CHIEF
                                       FINANCIAL OFFICER CORPORATE SECRETARY &
                                       TREASURER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


  SIGNATURE                                 TITLE                     DATE
----------------------------  ----------------------------------  -------------


/s/  Christopher L. Dutton    President, Chief Executive Officer  July 27, 2000
----------------------------
Christopher L. Dutton


/s/  Thomas P. Salmon         Chairman of the Board               July 27, 2000
----------------------------
Thomas P. Salmon              and Director


/s/  Nordahl L. Brue          Director                            July 27, 2000
----------------------------
Nordahl L. Brue


/s/  William H. Bruett        Director                            July 27, 2000
----------------------------
William H. Bruett


/s/  Merrill O. Burns         Director                            July 27, 2000
----------------------------
Merrill O. Burns


/s/  Lorraine E. Chickering   Director                            July 27, 2000
----------------------------
Lorraine E. Chickering


/s/  John V. Cleary           Director                            July 27, 2000
----------------------------
John V. Cleary


/s/  David R. Coates          Director                            July 27, 2000
----------------------------
David R. Coates

/s/  Euclid A. Irving         Director                            July 27, 2000
----------------------------
Euclid A. Irving

/s/  Martin L. Johnson        Director                            July 27, 2000
----------------------------
Martin L. Johnson